Exhibit 10.16

VINTAGE WINE ESTATES, INC.

2021 OMNIBUS INCENTIVE PLAN

1.    Purpose and Effective Date.

(a)    Purpose. The Vintage Wine Estates, Inc. 2021 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, and consultants, and (ii) to increase stockholder value. The Plan will provide incentives for participants to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)    Effective Date. The Plan will come into existence on the Effective Date. However, no Options or Stock Appreciation Rights will be exercised; no Restricted Stock Units, Performance Shares or Performance Units valued in relation to Shares will vest or be earned; no Restricted Stock or other Stock-based awards will be granted; and no Cash Incentive Award will be paid, unless and until the Plan has been approved by the stockholders of the Company, which approval must occur at the next annual meeting of stockholders of the Company and in any event no later than twelve (12) months after the Effective Date. The Plan will terminate as provided in Section 15.

2.    Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a)    “Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(b)    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein, or in the case of an Award subject to applicable Canadian securities laws, the term “Affiliate” means, in respect of a Person: (a) another Person that is a Subsidiary of such Person; (b) another Person of which such Person is a Subsidiary and (c) another Person under common control with such Person within the meaning of National Instrument 45-106 – Prospectus Exemptions.

(c)    “Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(d)    “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(e)    “Blackout Period” means a period of time when, pursuant to any policies of the Company or other periods as designated by the Company, designated Persons may not trade in securities of the Company.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Business Day” means any day on which the Applicable Exchange is open for trading.

(h)    “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(i)    “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

(i)    the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then

(ii)    the meaning given in the Award agreement; or if none then

(iii)    the meaning given in the Company’s employment policies as in effect at the time of the determination (or if the determination of Cause is being made within two years following a Change of Control, the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control); or if none then

(iv)    the occurrence of any of the following: (x) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (y) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (z) the commission by the Participant of a felony or other crime, in either case involving moral turpitude, or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

(j)    A “Change of Control” shall have the meaning given in an Award agreement, or if none, shall be deemed to exist if:

(i)    a Person acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

(ii)    Continuing Directors shall for any reason (other than due to the death or permanent disability of a Continuing Director) cease to constitute a majority of the Board; or

(iii)    the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

(iv)    there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

For purposes of this Plan, (x) the term “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, or who subsequently became Director and whose election, or nomination for election, was approved pursuant to the Investor Rights Agreement, and (y) the term “Excluded Person” shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(k)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(l)    “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to possess and exercise the powers and duties of the Administrator hereunder. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act.

(m)    “Company” means Vintage Wine Estates, Inc., a Delaware corporation, or any successor thereto.

(n)    “Consultant” means a Person (other than an employee, officer or Director of the Company or a Subsidiary) that:

(i)    is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to a Subsidiary of the Company, other than services provided in relation to a distribution (as such term is defined in the Securities Act (Ontario));

(ii)    provides the services under a written contract between the Company or the Subsidiary and the individual or the Company, as the case may be;

(iii)    in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company; and

(iv)    has a relationship with the Company or a Subsidiary of the Company that enables the individual to be knowledgeable about the business and affairs of the Company,

and includes

(v)    for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner; and

(vi)    for a Consultant that is not an individual, an employee, executive officer or director of the Consultant, provided that the individual employee, executive officer or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary of the Company.

(o)    “Director” means a member of the Board.

(p)    “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(q)    “Effective Date” means the day the Board adopts the Plan.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(s)    “Fair Market Value” of the Shares on any date means either (i) the closing market price at the time of the grant of the Award, or (ii) the volume-weighted average trading price of the Stock on the Applicable Exchange, for the five trading days before the relevant date, or if there is no reported sale price at which the Stock traded on the Applicable Exchange during such period, the average of the closing bid and ask prices (on the Applicable Exchange with the narrowest such bid-ask spread) for the trading day immediately before the relevant date; provided that, if the Board or the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing market price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria.

(t)    “Insider” means: (a) a Director or senior officer of the Company, (b) a Director or senior officer of a company that is an Insider or Subsidiary of the Company; (c) a Person that beneficially owns or controls, directly or indirectly, non-debt securities of the Company carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing, which voting securities carry more than 10% of the voting rights attached to all outstanding non-debt securities of the Company carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing, or (d) the Company itself if it holds any of its own securities.

(u)    “Investor Rights Agreement” means the Investor Rights Agreement ancillary to the Transaction Agreement dated February 3, 2021 among Bespoke Capital Acquisition Corp., a special purpose acquisition corporation incorporated under the Laws of the Province of British Columbia, VWE Acquisition Sub Inc., a Delaware corporation, Vintage Wine Estates, Inc., a California corporation, and, solely for certain limited purposes, Sponsor Capital LP, a Cayman Islands limited partnership, and, solely for certain other limited purposes, Darrell D. Swank, as such Investor Rights Agreement may be amended or restated from time to time.

(v)    “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(w)    “Option” means the right to purchase Shares at a stated price for a specified period of time.

(x)    “Participant” means an individual selected by the Administrator to receive an Award.

(y)    “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total stockholder return; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(z)    “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(aa)    “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(bb)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(cc)    “Plan” means this Vintage Wine Estates, Inc. 2021 Omnibus Incentive Plan, as it may be amended or restated from time to time.

(dd)    “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(ee)    “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(ff)    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(gg)    “Security Based Compensation Arrangement” means an option, option plan, security based appreciation right, employee unit purchase plan, restricted, performance of deferred unit plan, long-term incentive plan or any other compensation or incentive mechanism, in each case, involving the issuance or potential issuance of Shares to one or more directors or officers of the Company or a Subsidiary of the Company, current or past full-time or part-time employees of the Corporation or a Subsidiary of the Company, Insiders or Consultants of the Company or any Subsidiary of the Company including a Share purchased from treasury by one or more officers, directors or officers of the Company or any Subsidiary of the Company, current or past full-time or part-time employees of the Company or a Subsidiary of the Company, Insiders or Consultants of the Company or a Subsidiary of the Company which is financially assisted by the Company or a Subsidiary of the Company by way of a loan, guarantee or otherwise, but a Security Based Compensation Arrangement does not include an arrangement that does not involve the issuance from treasury or potential issuance from treasury of Shares or other equity securities of the Company.

(hh)    “Share” means a share of Stock.

(ii)    “Stock” means the common stock of the Company.

(jj)    “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(kk)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.    Administration.

(a)    Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)    Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee of the Committee or to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c)    No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.    Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any Consultant; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.    Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(f)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6.    Shares Reserved under this Plan.

(a)    Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 11,200,000 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)    Depletion and Replenishment of Shares Under this Plan.

(i)    The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, if permitted by the rules of an Applicable Exchange, an Award that may be settled solely in cash at the time of grant shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

(ii)    To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, (D) an Award is exercised on a cashless basis such that the number of Shares issuable on exercise or settlement of an Award is reduced by such amount of Shares as have an aggregate Fair Market Value equal to the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or (E) the number of Shares issuable on exercise or settlement of an Award are reduced by such amount of Shares as have an aggregate Fair Market Value equal to federal, state or local tax withholding obligations in order to such satisfy federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D) or (E) may not be issued pursuant to incentive stock options.

(c)    Insider Participation Limits.

(i)    The maximum number of Shares issuable under this Plan and any other Security Based Compensation Arrangement to Insiders at any time may not exceed in the aggregate 10% of the shares of Stock outstanding.

(ii)    The maximum number of Common Shares issued under this Plan and any other Security Based Compensation Arrangement to Insiders within any one-year period may not exceed in the aggregate 10% of the shares of Stock outstanding.

7.    Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant, provided that if the expiry date of an Option would fall within a Blackout Period, the expiry date will automatically be extended to the date that is 10 Business Days after the date when the Blackout Period ends; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9.    Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares; provided that no dividends or Dividend Equivalent Units shall be paid on Performance Shares or Performance Units prior to their vesting.

10.    Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11.    Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in connection with another Award shall provide for payment prior to the date such Award vests or is earned, as applicable.

12.    Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13.    Discretion to Accelerate Vesting. The Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement, or termination without cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

14.    Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)    Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on, and no further Awards may be granted under this Plan, after the tenth (10th) anniversary of the Effective Date.

(b)    Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporation law, or (C) any other applicable law;

(ii)    stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(iii)    stockholders must approve an amendment that would diminish the protections afforded by Section 15(f); and

(iv)    stockholders must approve:

(A)    any amendment to the maximum number of Shares specified in Section 6(a), except as permitted by Section 17 or a change from a fixed maximum number of Shares to a fixed maximum percentage of Shares;

(B)    amendments to remove or increase the insider participation limits in Section 6(c);

(C)    amendments to extend the term of an Award held by an Insider beyond the original expiry date, except as provided in Section 7;

(D)    amendments to the transferability or assignability of an Award pursuant to Section 14;

(E)    subject always to Section 15(f), any amendment that would reduce the exercise price of an Option; and

(F)    amendments to the amendment provisions in this Section 15(b)(iv).

Without limiting Section 15(b), but subject to Sections 15(b)(i), 15(b)(ii), 15(b)(iii) and 15(b)(iv), the Board may make the following types of changes or amendments to this Plan or any Award or Award agreement without seeking stockholder approval:

(i)    amendments of a “housekeeping” or administrative nature, including any amendment to cure any ambiguity, error or omission in this Plan or any Award agreement or to correct or supplement any provision of this Plan or any award Agreement that is inconsistent with any other provision of this Plan or other Award agreement;

(ii)    amendments necessary to comply with applicable laws or regulations, including the listing requirements of any principal securities exchange or market on which the Shares are then traded;

(iii)    amendments necessary for this Plan or any Awards to comply with or to qualify for favourable treatment under applicable tax laws or regulations;

(iv)    amendments to, or waivers of, the vesting provisions or other conditions of this Plan or any Award;

(v)    amendments to the termination or early termination provisions of any Award (including any Award held by an Insider) that does not entail an extension beyond the original expiry date of that Award;

(vi)    amendments to change any restrictions on the entitlement to or eligibility for Awards;

(vii)    amendments or changes to the process by which any Participant is entitled to exercise any Award, including to the form of notice of exercise of any Award, and the place where those notices are to be delivered; and

(viii)    amendments necessary to suspend or terminate this Plan or any Award agreement or Award.

(c)    Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)    Except as provided in Section 15(f) and subject to the requirements of this Plan and the listing requirements of any principal securities exchange or market on which the Shares are then traded, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)    Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of a material Company policy, any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)    Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)    Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)    Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)    Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16.    Taxes.

(a)    Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i)    If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii)    If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii)    Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.    Adjustment and Change of Control Provisions.

(a)    Adjustment of Shares. If (i) the Company shall at any time be involved in a merger, amalgamation or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property (including a spin-off transaction); (iii) the Company shall effect a special or extraordinary distribution (other than distributions or cash dividends in the ordinary course) of the Company’s assets to shareholders; (iv) the Company is involved in a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (v) any other event shall occur, which, in the case of this clause (v), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and in accordance with the listing requirements of any principal securities exchange or market on which the Shares are then traded, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)    Effect of Change of Control. Upon a Change of Control, except to the extent an agreement between the Company and a Participant provides for a more favorable result to the Participant or the Administrator determines otherwise, outstanding Awards will be treated as follows:

(i)    To the extent the portion of the consideration paid in the Change of Control in cash or cash equivalents constitutes less than eighty percent (80%) of the total consideration paid in the Change of Control, as determined by the Administrator in its discretion, and the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(A)    Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B)    Each outstanding Option that is then held by a Participant and that is vested with respect to fewer than fifty percent (50%) of the total Shares subject to the Option shall become vested and exercisable with respect to fifty percent (50%) of the total Shares subject to the Option as of the Change of Control.

(C)    If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

(D)    Upon the Participant’s termination of employment (or resignation or removal or other departure from the Board in the case of a Participant who is a Non-Employee Director) within two years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.

(ii)    To the extent the portion of the consideration paid in the Change of Control in cash or cash equivalents constitutes at least eighty percent (80%) of the total consideration paid in the Change of Control, as determined by the Administrator in its discretion, or to the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control:

(A)    Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be cancelled for no consideration;

(B)    Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full;

(C)    All Performance Shares, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the number of full months in the performance period that have elapsed as of the date of the Change of Control;

(D)    All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(E)    All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d)    Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determines that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) would be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of clause (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that clause (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

18.    Miscellaneous.

(a)    Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b)    Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d)    Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)    Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(g)    Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of California, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of California, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)    Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.